Exhibit 11.1



                                LOGILITY, INC.
            Statement re: Computation of Per Share Earnings (Loss)
                   (In thousands, except per share amounts)

                                                        Three Months Ended                         Six Months Ended
                                                           October 31,                               October 31,
                                              ---------------------------------------    -------------------------------------
                                                    1999                  1998                1999                 1998
                                              ----------------      -----------------    ----------------    -----------------
Common Stock:
  Weighted average common
     shares outstanding                                 13,331                 13,490              13,367               13,520

Dilutive effect of outstanding
     stock options *                                       130                      -                 167                    -
                                              ----------------      -----------------    ----------------    -----------------

              Total                                     13,461                 13,490              13,534               13,520
                                              ----------------      -----------------    ----------------    -----------------


Net income (loss)                                      $   959               $ (5,354)            $ 1,787            $  (8,773)
                                              ================      =================    ================    =================

Income (loss) per common share
              Basic                                    $  0.07               $  (0.40)            $  0.13            $   (0.65)
                                              ================      =================    ================    =================

              Diluted                                  $  0.07               $  (0.40)            $  0.13            $   (0.65)
                                              ================      =================    ================    =================

* Stock options are not included in the three and six months ended October 31, 1998 calculations because they would have an anti-dilutive effect on the loss per share.

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